UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2017

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On February 7, 2017, Forex Capital Markets L.L.C. (the “Seller”), a wholly-owned subsidiary of FXCM Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of its United States-domiciled customer accounts to Gain Capital Group, LLC (the “Buyer”). Such account transfers will be done in accordance with applicable rules and regulations. In consideration for the purchase of the accounts, Buyer has agreed, during the 153-day period following the closing date of the Asset Purchase Agreement (the “153-Day Period”), to pay the FXCM Inc. (i) five hundred ($500) dollars for each transferred client account for which the transferred client account executes at least one new trade during the first 76 calendars days of the 153-Day Period, and (ii) two hundred and fifty ($250) dollars for each transferred client account for which the transferred client executes at least one new trade during the period from the 77th day through the 153rd day of the 153-Day Period. The closing of the transaction will take place on such date as the parties shall agree after the satisfaction of customary closing conditions, which include the receipt of required regulatory approvals.

The Asset Purchase Agreement contains customary representations, warranties and covenants by each of the parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel

Date: February 9, 2017